UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008

Technology Solutions Company
 (Exact name of registrant as specified in its charter)

Delaware	000-19433	36-3584201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East Monroe Street, Suite 2600 Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 228-4500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 21, 2008, the Board of Directors (the “Board”) of Technology Solutions Company (the “Company”), upon recommendation of its Governance Committee, approved the increase in the size of the Board from six (6) directors to seven (7) directors.

In addition, on April 21, 2008, upon the recommendation of the Governance Committee, the Board appointed Liz Alhand as a director to fill the vacancy created by the increase of the size of the Board. Ms. Alhand will receive compensation for service on the Board and any committee in accordance with the compensation for directors who are not employees of the Company as further described under the heading “Director Compensation” in the Company’s 2007 Proxy Report filed with the SEC on April 4, 2007 or as described in subsequent filings of the Company.

Further, the Board elected Ms. Alhand to serve on the Audit Committee of the Board and designated her as the Audit Committee’s financial expert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Technology Solutions Company
Date: April 24 2008	By: /s/ Timothy G. Rogers
Name: Timothy G. Rogers
Title: Chief Financial Officer